EXHIBIT 11

                             LASERSIGHT INCORPORATED
                        COMPUTATION OF PER SHARE EARNINGS

                                                             Three Months Ended              Nine Months Ended
                                                                September 30,                   September 30,
                                                          2001            2000             2001             2000
                                                          ----            ----             ----             ----

BASIC AND DILUTED

       Weighted average shares outstanding             26,392,000       21,689,000       24,691,000       20,420,000
                                                     ============     ============     ============     ============

       Net loss                                      $ (6,516,188)      (4,517,189)     (17,668,814)      (9,391,002)
                                                     ============     ============     ============     ============

       Basic loss per share                          $      (0.25)           (0.21)           (0.72)           (0.46)
                                                     ============     ============     ============     ============

ADDITIONAL DILUTED CALCULATION

       Net loss, above                               $ (6,516,188)      (4,517,189)     (17,668,814)      (9,391,002)
                                                     ============     ============     ============     ============

       Additional adjustment to weighted average number of shares:

       Weighted average shares outstanding
         above                                         26,392,000       21,689,000       24,691,000       20,420,000
       Dilutive effect of stock options, warrants
         and convertible  preferred stock               1,360,000        2,236,000        1,681,000        3,771,000
                                                     ------------     ------------     ------------     ------------

       Weighted average number of shares, adjusted     27,752,000       23,925,000       26,372,000       24,191,000
                                                     ============     ============     ============     ============

       Diluted loss per share, adjusted (A)          $      (0.23)           (0.19)           (0.67)           (0.39)
                                                     ============     ============     ============     ============


(A) This calculation is submitted in accordance with Regulation S-K item 601(b)(11) although it is contrary to paragraph 13-14 of FASB Statement No. 128 because it produces an anti-dilutive result.